MASTER ALLIANCE AGREEMENT
ADDENDUM 2

Between the undersigned

Audible Inc., a Delaware corporation having offices at 65 Willowbrook Boulevard, Wayne, New Jersey 07470, represented by

Hereinafter 'Audible" And
France Loisirs, a french stock corporation with a capital of 3.724.000 E. registered under number 702 019 902 RCS Paris, having offices at 123 boulevard de Grenelle —75 015 Paris, represented by JOrg HAGEN, Chairman,

Hereinafter "France Loisirs" And
Audio Direct, french stock corporation with a capital of 100.000 E, registered under number 453 464 927 RCS Paris, having offices at 123 boulevard de Grenelle -
75015 Paris, represented by Ara CINAR, Chairman,

Hereinafter "Audio Direct"

Preamble

According to a Master Alliance Agreement between Audible, France Loisirs and Audio Direct, Audible grants to France Loisirs the exclusive right and licence to conduct and operate the Audible Service, to offer and sell licenses to end users to download digital audio books and audio spoken word content in French.

This agreement commences on September 15'h 2004 and continues for a period of 24 months.

By letter dated June the 22n(1 2006, and as per article 7.1, Audio Direct informed Audible about its discussions with a major French publishing house to form a joint company in order to develop Audible contents and a desire to simplify the financial terms of the renewed Master Alliance Agreement.

According to an Addendum n°1 to the Master Alliance Agreement, the parties agree to a first renewal period from September the 15th to December the 31s4 2006 and undertake to negotiate a second renewal until November the 30th 2006. If not the Master Alliance Agreement will terminate on December the 315I 2006.

The parties agree to a second renewal of the Master Alliance Agreement.

Therefore it has been agreed and decided as follows:

Article 1 —

The parties agree to a second renewal period of the Master Alliance Agreement from November the 30th 2006 to March the 31st 2007.

During this period of time of the second renewal period, all the terms and conditions of the Master Alliance Agreement remain in effect, except the 180 day notice provision in Article 7.2.

If the Master Alliance Agreement is not renewed, either by the election of France Loisirs as provided in Article 7 or by the agreement of the parties, by March 31, 2007, then the Term of the Master Alliance Agreement will end in accordance with Article 7 thereof on April 30, 2007.

Article 2 —

This addendum effective date is November the 30`h 2006.

The parties agree that other terms and conditions of the Master Alliance Agreement not modified hereunder remain in effect.

Audible Inc       France Loisirs

By /s/Donald R. Katz      By /s/ Mr. JOrg HAGEN

Title CEO       Title President

Date Nov. 21, 2006      Date 21.11.06

Audio Direct s.a.s.

By /s/ Mr. Ara CINAR

Title President

Date 21.11.2006